Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-195170, 333-202677, 333-210523, 333-217686, 333-217687, 333-224959, 333-231644, 333-234697, 333-254264, 333-255941, and 333-263070) on Form S-8 and (Nos. 333-224682 and 333-255943) on Form S-3 of our report dated April 4, 2023, with respect to the consolidated financial statements of Carisma Therapeutics Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 4, 2023